                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE

ANS Investor Contact:
Neil Berkman Associates
(310) 277-5162
info@BerkmanAssociates.com

ANS Company Contact:
Chris Chavez, President & CEO
(972) 309-8000
www.ANS-medical.com

microHelix Company Contact:
Ty Pettit, President & CEO
Terry Rixford, Chief Financial Officer
(503) 968-1600


              Advanced Neuromodulation Systems, Inc. to Acquire
             Cable and Wire Division Assets from microHelix, Inc.

        DALLAS, TEXAS and PORTLAND, OREGON, March 8, 2004 -- Advanced Neuromodulation Systems, Inc. (ANS)(NASDAQ:ANSI) and microHelix, Inc. (NASDAQ
OTC: MHLX) announced today that ANS has agreed to acquire the assets of microHelix's Cable and Wire Division, which is operated out of Portland, Oregon, for approximately $2 million in cash and assumed liabilities.

        microHelix currently supplies coated fine wire, antennas, and certain other products to ANS and its wholly-owned subsidiary, Hi-Tronics Designs, Inc. ANS said that the acquisition represents a vertical integration of an important component supplier and provides ANS with additional engineering resources and intellectual property for the design and development of new products.

        microHelix believes the sale of the Cable and Wire Division assets will generate sufficient cash to reduce debt and to provide working capital to allow it to successfully grow its Ultrasound Division. Following the closing of the transaction, microHelix will continue to operate its Ultrasound Division from its facilities in Tucson, Arizona, Nogales, Mexico and State College, Pennsylvania.

        The transaction is subject to customary terms and conditions, including shareholder approval by microHelix's shareholders. microHelix's Board of Directors has approved the transaction and will submit the transaction to its shareholders for approval. ANS and microHelix expect to complete the transaction in April 2004.

        About Advanced Neuromodulation Systems, Inc.

        Advanced Neuromodulation Systems designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system. Forbes magazine recently recognized ANS as one of America's 200 Best Small Companies, and Fortune magazine recently recognized ANS as one of Fortune's Top 100 Fastest-Growing Small Companies in the United States. Frost & Sullivan, an international strategic market research firm, also recently presented ANS with its Product Innovation Award, recognizing ANS as the technology innovation leader in the neurostimulation market and ANS' GenesisR Implantable Pulse Generator system as the most advanced fully implantable spinal cord stimulator on the market. Additional information is available at www.ANS-medical.com.

        About microHelix, Inc.

        microHelix, Inc. is a leading designer, manufacturer and marketer of customized electronic interconnect systems for the medical and commercial markets. In its Cable and Wire Division, headquartered in Portland,

Oregon, it manufactures and markets coated wire, custom cable and other products for a number of applications. In its Ultrasound Division, microHelix designs and manufactures ultrasound cable assemblies for original equipment manufacturers that are used in applications such as medical ultrasound probes, patient monitoring devices and heads up displays. microHelix is also developing its own line of replacement ultrasound probes for sale to OEMs, distributors and end-users.

        "Safe harbor" statement under the Private Securities Litigation Reform Act of 1995:

        Statements contained in this document that are not based on historical facts are "forward-looking statements." Terms such as "plan," "should," "would," "anticipate," "believe," "intend," "estimate," "expect," "predict," and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to the receipt of shareholder approval from microHelix' shareholders and the satisfaction of other closing conditions, the risks inherent in the integration of acquired businesses, products and technologies, and other risks detailed from time to time in the SEC filings made by ANS and microHelix. Consequently, anticipated results could differ materially from those forecast in forward-looking statements. Such forward-looking statements speak only as of the date on which they are made and neither ANS nor microHelix undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                                *  *  *  *  *